EX-g.6
Amendment No. 3 to Reinsurance Agreement No. I59599US-04 (0782701) effective March 8, 2004 between JACKSON NATIONAL LIFE INSURANCE COMPANY of Lansing, Michigan ("the Company") and SWISS RE LIFE & HEALTH AMERICA INC. of Hartford, Connecticut ("the Reinsurer").


1. Policies issued on and after October 6, 2008, will be subject to the updated section 9.1 - Claims Notice and Consultation as shown below:

     9.1......Claims Notice and Consultation

     The Company is responsible for the settlement of claims in accordance with applicable law and policy terms. It is the Company's sole decision to determine whether a claim is payable under the policy. For purposes of this Article, Reinsured Policies include conditional receipts and temporary insurance agreements covered under the terms of this Agreement. It is a condition to the Reinsurer's obligation to pay a claim that the Company notify the Reinsurer in writing as soon as possible, but in any event not later than 12 months after the Company receives notice of a claim on a Reinsured Policy. The Company will promptly provide the Reinsurer with copies of all claims documents.

     As a condition to the Reinsurer's obligation to pay a claim, before making a claim decision or settlement offer, the Company will seek the Reinsurer's recommendation on such matters to the extent specified in Exhibits C-1 through C-5. The Reinsurer will promptly make a recommendation; failing such, the Company may settle the claim without further consultation. The terms of Exhibit C-1 through C-5 notwithstanding, the Company may request a recommendation from the Reinsurer on any claim on a Reinsured Policy. The Company will provide the Reinsurer all information, including underwriting files, requested by the Reinsurer for consideration of any claim on a Reinsured Policy.

     The Company, if notified, will notify the Reinsurer of deaths that do not trigger policy benefits.


2.   Policies  issued on and after  October  6,  2008,  will be  subject  to the
     updated  section  10.1  -  Errors  and  Omissions  in   Administration   of
     Reinsurance as shown below:

     10.1 Errors and Omissions in Administration of Reinsurance

     Any unintentional or accidental failure to comply with the terms of this Agreement which can be shown to be the result of an oversight or clerical error relating to the administration of reinsurance by either party will not constitute a breach of this Agreement. Upon discovery, the error will be promptly corrected so that both parties are restored to the position they would have occupied had the oversight or clerical error not occurred. In the event a payment is corrected, the party receiving the payment may charge interest, calculated according to the terms specified in Exhibit C. Should it not be possible to restore both parties to this position, the party responsible for the oversight or clerical error will be responsible for any resulting liabilities and expenses. The Reinsurer will not be responsible for negligent or deliberate acts of the Company or for recurring errors by the Company.

     If the Company has failed to cede reinsurance as provided under this Agreement or has failed to comply with reporting requirements with respect to business ceded hereunder, the Reinsurer may require the Company to audit its records for similar errors and take reasonable actions necessary to correct errors and avoid similar errors. Failing prompt

A3-I59599US-04-eg-20081006 [0782701]                                      Page 1
     correction, the Reinsurer may limit its liability to the correctly reported Reinsured Policies.

3. The section titled Conditions Requiring Claims Consultation will be added to Exhibits C-1 through C-4 of the Agreement and will apply to policies issued on and after October 6, 2008, as shown below:

     12 Conditions Requiring Claims Consultation: Before conceding liability or making settlement to the claimant, the Company will seek the Reinsurer's recommendation if:

          a) The claim occurs during the contestable period and the Company is not contesting the claim, but the Reinsurer's share exceeds $500,000; or

          b) The claim occurs outside of the United States or Canada, and the Reinsurer's share exceeds $500,000; or

          c) The claim is one for which there is no body, i.e. the insured is missing and presumed dead, and the Reinsurer's share exceeds $500,000.

     If the Reinsurer discovers that the Company's claims paying practices and procedures differ materially from those performed at the inception of the Agreement or from the Business Guidelines, then, in addition to any other remedies, the Reinsurer may, with 30 days' written notice, adjust the threshold amounts specified above.

4. Effective October 6, 2008, this Reinsurance Agreement is amended to provide reinsurance coverage for the Company's Perspective Investor VUL (2001 CSO), Ultimate Investor VUL (2001 CSO), and Jackson Advisor VUL (2001 CSO) Plans, and associated Riders. Accordingly, Exhibit A, Business Covered, Exhibit C, General Terms, Exhibit D, The Company's Retention Limits, and Exhibit E, The Company's Automatic Acceptance Limits, are revised as attached. In addition, Exhibit C-5 is added to provide the rates and terms for the additional Plans and Riders.

5. Effective December 31, 2008, new reinsurance business is terminated for the Company's Perspective Investor VUL (Single Life Variable Universal Life), Ultimate Investor VUL - Commission Option (Single Life Variable Universal
     Life),  and Advisor VUL - Fee Only Option  (Single Life Variable  Universal
     Life) plans.

All other provisions of the Reinsurance Agreement will continue unchanged.

Made in duplicate and hereby executed by both parties.


JACKSON NATIONAL LIFE INSURANCE COMPANY

By:_Lisa C. Drake_____________          Attest:___Ellen R. Fedorowicz __________

Title:_SVP & Chief Actuary____          Title:_Reinsurance Manager _____________

Date:__9/22/08________________          Date:____9/23/08________________________

A3-I59599US-04-eg-20081006 [0782701]                                      Page 2

SWISS RE LIFE & HEALTH AMERICA INC.

By:___Ed Wright______________           Attest:__Ronald L. Stopher _____________

Title:__VP___________________           Title:___Senior VP______________________

Date:__9/16/08_______________           Date:___9-19-2008_______________________

A3-I59599US-04-eg-20081006 [0782701]                                      Page 3

                                                                       Exhibit A
                                                       (Revised October 6, 2008)

Business Covered

Agreement Effective Date:

March 8, 2004. The commencement dates for specific plans are shown below.

Coverage:

The policies on the plans shown below which have policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date and that qualify for automatic reinsurance are covered according to the Basis specified below provided:

1. The policies are on lives resident in the United States or Canada, (Business issued in Mexico does not qualify for automatic reinsurance).

2. The policies are on lives with surnames commencing with the letters A to Z inclusive.

Basis:

1. 30% of the excess over the Company's retention stated in Exhibit D, to the maximum of the Automatic Acceptance Limits stated in Exhibit E.

2. 25% of the excess over the Company's retention stated in Exhibit D, to the maximum of the Automatic Acceptance Limits stated in Exhibit E.

3. 40% of the excess over the Company's retention stated in Exhibit D, to the maximum of the Automatic Acceptance Limits stated in Exhibit E.

4. 33% of the excess over the Company's retention stated in Exhibit D, to the maximum of the Automatic Acceptance Limits stated in Exhibit E.

Currency:  US$

Company's State of Domicile:  Michigan

Plans, Riders and Benefits:

Plan                          Exhibit Reference     Basis         Commencement                Termination
Identification                    for Rates                           Date                       Date

Perspective Investor VUL             C-1             1.           March 8, 2004              December 31, 2008
(Single Life Variable
Universal life)

Ultimate Investor VUL -              C-2             2.         January 10, 2005             December 31, 2008
Commission Option
(Single Life Variable
Universal Life)

Advisor VUL -                        C-2             2.         January 10, 2005             December 31, 2008
Fee Only Option
(Single Life Variable
Universal Life)

Generations UL -                     C-3             3.           March 7, 2005
(Single Life Universal
Life)

A3-I59599US-04-eg-20081006 [0782701]                                      Page 4


                                                                       Exhibit A
                                                                          Page 2

Plans, Riders and Benefits:

Plan                          Exhibit Reference     Basis         Commencement                Termination
Identification                    for Rates                           Date                         Date

Accumulator UL                       C-4             2.           July 30, 2007

Perspective Investor VUL             C-5             4.          October 6,2008
(2001 CSO)

Ultimate Investor VUL                C-5             4.          October 6, 2008
(2001 CSO)

Jackson Advisor VUL                  C-5             4.          October 6, 2008
(2001 CSO)



Riders:

Other Insured Rider (applicable to Perspective Investor VUL, Ultimate Investor VUL, Advisor VUL, Accumulator UL, Perspective Investor VUL (2001 CSO), Ultimate Investor VUL (2001 CSO), and Jackson Advisor VUL (2001 CSO) Plans)

Extended Maturity Rider (applicable to Perspective Investor VUL, Ultimate Investor VUL and Advisor VUL Plans)

Scheduled Term Rider (applicable to Perspective Investor VUL Plan)

Terminal Illness Rider (applicable to Perspective Investor VUL, Ultimate Investor VUL, Advisor VUL, Generations UL Accumulator UL, Perspective Investor VUL (2001 CSO), Ultimate Investor VUL (2001 CSO), and Jackson Advisor VUL (2001
CSO) Plans)

Waiver of Specified Premium (applicable to Accumulator UL, Perspective Investor VUL (2001C CSO), Ultimate Investor VUL (2001 CSO), and Jackson Advisor VUL (2001
CSO) Plans)

Guaranteed Death Benefit (applicable to Perspective Investor VUL (2001 CSO), Ultimate Investor VUL (2001 CSO), and Jackson Advisor VUL (2001 CSO) Plans)

Facultative Submissions:

The Company may submit, on a facultative basis, to the Reinsurer any application for a policy on a plan or rider listed above which qualifies for automatic reinsurance.

The Company will submit on a facultative basis to the Reinsurer any application for a policy on a plan or rider listed above which does not meet the criteria listed in Article 2 under Automatic Reinsurance.

Lives resident in Mexico may be submitted to the Reinsurer on a Facultative basis only.

The Reinsurer's facultative offer will expire at the end of 120 days, unless otherwise specified by the Reinsurer.

A3-I59599US-04-eg-20081006 [0782701]                                      Page 5

                                                                     Exhibit C-5
                                                     (Effective October 6, 2008)

Rates and Terms for the Perspective Investor VUL (2001 CSO), Ultimate Investor VUL (2001 CSO), and Jackson Advisor VUL (2001 CSO) Plans

1.   Reinsurance Basis: YRT

2.   Age Basis: Nearest

3. Premiums: The Company will pay to the Reinsurer a basic premium calculated by multiplying the net amount at risk of the Reinsured Policy by twelve times the appropriate rate from the set of rates included at the end of this sub-section, subject to the percentages shown below. Premiums will be payable on a policy year basis, regardless of the premium payment mode under the original insurance, and the Company will continue to pay the appropriate premium to the Reinsurer as long as the Reinsured Policy is in force.

     Any extra premiums payable on account of additional mortality risk will be payable to the Reinsurer.

     The following percentages will be applied to the appropriate base monthly rates:

         ----------------------------------- --------------- ------------------------------------------------
                                                 Year 1                         Years 2+
         ----------------------------------- --------------- ------------------------------------------------
         ----------------------------------- --------------- --------------- ---------------- ---------------
                                             All Issue Ages   Issue Ages 0    Issue Ages 40   Issue Ages 80
                                                                  - 39            - 79             - 90
         ----------------------------------- --------------- --------------- ---------------- ---------------
         ----------------------------------- --------------- --------------- ---------------- ---------------

         ----------------------------------- --------------- --------------- ---------------- ---------------
         ----------------------------------- --------------- --------------- ---------------- ---------------
         Perspective Investor VUL (2001
         CSO) XX% XX% XX% XX%
         ----------------------------------- --------------- --------------- ---------------- ---------------
         ----------------------------------- --------------- --------------- ---------------- ---------------
         Ultimate Investor VUL (2001 CSO)
                                                  XX%             XX%              XX%             XX%
         ----------------------------------- --------------- --------------- ---------------- ---------------
         ----------------------------------- --------------- --------------- ---------------- ---------------
         Jackson Advisor VUL (2001 CSO)
                                                  XX%             XX%              XX%             XX%
         ----------------------------------- --------------- --------------- ---------------- ---------------


     The following percentages will be applied to the base monthly rates for the Other Insured Rider:

         ------------------------------- ---------------- ---------------------------------------------------
                                             Year 1                            Years 2+
         ------------------------------- ---------------- ---------------------------------------------------
         ------------------------------- ---------------- ----------------- --------------- -----------------
                                         All Issue Ages    Issue Ages 0 -   Issue Ages 40   Issue Ages 80 -
                                                                 39              - 79              90
         ------------------------------- ---------------- ----------------- --------------- -----------------
         ------------------------------- ---------------- ----------------- --------------- -----------------

         ------------------------------- ---------------- ----------------- --------------- -----------------
         ------------------------------- ---------------- ----------------- --------------- -----------------
         Other Insured Rider                   XX%              XX%              XX%              XX%
         ------------------------------- ---------------- ----------------- --------------- -----------------

A3-I59599US-04-eg-20081006 [0782701]                                      Page 6

                                                                     Exhibit C-5
                                                                          Page 2


4. Multiple Extras: For substandard risks issued at table ratings, the applicable rate shall be increased by an extra 25% per table of assessed rating.

5.   Allowances:

     On Basic Premium(s)

     There are no allowances payable.

     On Flat Extra Premiums

     When a flat extra premium is payable for 5 years or less, an allowance of 10% of the gross flat extra charged by the Company will be made each year. When a flat extra premium is payable for more than 5 years, an allowance of 100% of the gross flat extra charged by the Company will be made in the first year and an allowance of 10% in each year thereafter.

     On Multiple Extra Premiums

     There are no allowances payable.

     On Supplementary Riders:

     The Reinsurer will pay the Company the following allowances:

     ----------------------------------------- --------------- -----------------
     Rider Name                                    Year 1          Years 2+
     ----------------------------------------- --------------- -----------------
     ----------------------------------------- --------------- -----------------
     Waiver of Specified Premium                    XX%               XX%
     ----------------------------------------- --------------- -----------------

6. Net Amounts At Risk: For Variable Benefit Plans, the reinsured net amount at risk will be the difference between the reinsured face amount and the account value applicable to the face amount reinsured. The reinsured face amount is the initial amount reinsured under this Agreement, or as reset by subsequent scheduled or fully underwritten increases. For reinsured net amount at risk purposes, the account value is that which is in effect for each reinsurance premium accounting period.

     For UL Life type plans, if the death benefit is Option A, the reinsured net amount at risk will be the difference between the reinsured face amount and the account values applicable to the face amount reinsured. If the death benefit is Option B, the reinsured net amount at risk will be the reinsured face amount.

     Increases in the amount at risk due to Cost of Living Rider increases or fluctuations in the amount at risk caused by the normal workings of the cash value fund in Universal Life type plans will be shared by the Company and the Reinsurer using the same retention method as for the base policy.

A3-I59599US-04-eg-20081006 [0782701]                                      Page 7

                                                                     Exhibit C-5
                                                                          Page 3


7.   Rate Guarantee:

     The YRT reinsurance rates set out in this sub-section are guaranteed to the extent that in the 2nd year and later the Reinsurer reserves the right to increase the premiums for reinsurance but not above the statutory net premium.

     If the Reinsurer exercises this right and the Company has not increased its rates to the policy owner, the Company may recapture the Reinsured Policies on which the rates have been increased regardless of the Reinsured Policies' duration in force. Such a recapture would be subject to a recapture fee mutually agreed upon by the Company and the Reinsurer.

8.   Deficiency Reserves:

     No Deficiency Reserves will be held by the Reinsurer for the Reinsured policies.

9.   Recapture:

     Reinsured Policies on an excess basis may be recaptured under the following situations provided the Reinsured Policies have been in force for the specified period:

                  Increase in Company's Retention
                  Inforce Period:  30 years

                  Insolvency of Reinsurer
                  Inforce Period:  Not applicable

10. Reductions: Reinsured Policies will be reduced in proportion to the reduction under the original policy or policies. A reduction to one of the Company's policies not reinsured hereunder will not affect any Reinsured Policy on the same life.

11. Terminal Illness Rider: It is understood that this rider provides an accelerated payment of life insurance proceeds up to a maximum of $250,000 at no extra cost in the event an insured incurs a terminal illness as defined in the policy while the policy is in force. For reinsurance purposes, if the face amount of the policy is greater than $250,000, the reinsured amount will not be reduced by the amount of accelerated benefit and the Company will continue to pay reinsurance premiums until the actual date of death. If, however, the face amount of the policy is less than $250,000 and the full amount is paid by the Company as an accelerated benefit, then reinsurance will cease as of the date of the acceleration.


A3-I59599US-04-eg-20081006 [0782701]                                      Page 8

                                                                     Exhibit C-5
                                                                          Page 4


12. Conditions Requiring Claims Consultation: Before conceding liability or making settlement to the claimant, the Company will seek the Reinsurer's recommendation if:

     a) The claim occurs during the contestable period and the Company is not contesting the claim, but the Reinsurer's share exceeds $500,000; or

     b) The claim occurs outside of the United States or Canada, and the Reinsurer's share exceeds $500,000; or

     c) The claim is one for which there is no body, i.e. the insured is missing and presumed dead, and the Reinsurer's share exceeds $500,000.

     If the Reinsurer discovers that the Company's claims paying practices and procedures differ materially from those performed at the inception of the Agreement or from the Business Guidelines, then, in addition to any other remedies, the Reinsurer may, with 30 days' written notice, adjust the threshold amounts specified above.


A3-I59599US-04-eg-20081006 [0782701]                                      Page 9

                                                                       Exhibit D
                                                       (Revised October 6, 2008)

The Company's Retention Limits


Applicable to Perspective Investor VUL Plans:

Domestic and Canadian Business:

-------------------- ----------------------- ---------------- ------------------
     Issue Age         Standard - Table 2      Table 3 - 8      Table 9 - 16
-------------------- ----------------------- ---------------- ------------------
-------------------- ----------------------- ---------------- ------------------

-------------------- ----------------------- ---------------- ------------------
-------------------- ----------------------- ---------------- ------------------
      0 - 65               $1,500,000           $750,000          $375,000
-------------------- ----------------------- ---------------- ------------------
-------------------- ----------------------- ---------------- ------------------
      66 - 75               $500,000            $250,000          $125,000
-------------------- ----------------------- ---------------- ------------------
-------------------- ----------------------- ---------------- ------------------
      76 - 85               $250,000            $125,000          $125,000
-------------------- ----------------------- ---------------- ------------------

Mexican Business:

-------------------- ----------------------- ---------------- ------------------
     Issue Age         Standard - Table 2      Table 3 - 8      Table 9 - 16
-------------------- ----------------------- ---------------- ------------------
-------------------- ----------------------- ---------------- ------------------

-------------------- ----------------------- ---------------- ------------------
-------------------- ----------------------- ---------------- ------------------
      0 - 65                $500,000            $425,000          $375,000
-------------------- ----------------------- ---------------- ------------------
-------------------- ----------------------- ---------------- ------------------
      66 - 75               $500,000            $250,000          $125,000
-------------------- ----------------------- ---------------- ------------------
-------------------- ----------------------- ---------------- ------------------
      76 - 85               $250,000            $125,000          $125,000
-------------------- ----------------------- ---------------- ------------------

It is understood that the amount retained by the Company includes its retention under any inforce policies.


Proportionate Risk Retention

Any change in the net amount at risk due to changes in the cash value applicable to the policy will be shared proportionately between the Company and its reinsurers.

It is also understood that, where the ultimate projected amount of a policy requires reinsurance due to the Scheduled Term Rider, the Company's share of the risk on the policy will be set at issue as a first dollar quota share percentage, equal to the Company's maximum available retention for the insured's age and rating at issue divided by the anticipated ultimate projected face amount of the policy including the Scheduled Term Rider. The Reinsurer will reinsure its share as stated in Exhibit A of the remaining risk amount. In no event will the Company cede a higher percentage of the risk on an automatic basis to the Reinsurer than that shown in Exhibit A. The Company's methodology for administering Scheduled Term Riders is attached to this Exhibit as page 2.

A3-I59599US-04-eg-20081006 [0782701]                                     Page 10

                                                                       Exhibit D
                                                                          Page 2

The Company's Retention Limits


Applicable to Ultimate Investor VUL, Advisor VUL, and Generations UL Plans:

Domestic and Canadian Business:

-------------- ----------------------- ----------------- ------------------
  Issue Age      Standard - Table 2      Table 3 - 8       Table 9 - 16
-------------- ----------------------- ----------------- ------------------
-------------- ----------------------- ----------------- ------------------

-------------- ----------------------- ----------------- ------------------
-------------- ----------------------- ----------------- ------------------
   0 - 65            $2,000,000          $1,000,000          $500,000
-------------- ----------------------- ----------------- ------------------
-------------- ----------------------- ----------------- ------------------
   66 - 75            $700,000            $350,000           $175,000
-------------- ----------------------- ----------------- ------------------
-------------- ----------------------- ----------------- ------------------
   76 - 90            $350,000            $175,000           $175,000
-------------- ----------------------- ----------------- ------------------


Applicable to Accumulator UL, Perspective Investor VUL (2001 CSO), Ultimate Investor VUL (2001 CSO), and Jackson Advisor VUL (2001 CSO) Plans:

Domestic and Canadian Business:

----------------- ----------------------- ---------------- ------------------
     Issue Age      Standard - Table 2      Table 3 - 8      Table 9 - 16
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------

----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      0 - 65            $2,000,000          $1,000,000         $500,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      66 - 75            $700,000            $350,000          $175,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      76 - 85            $350,000            $175,000          $175,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      86 - 90               $0                  $0                $0
----------------- ----------------------- ---------------- ------------------


It is understood that the amount retained by the Company includes its retention under any inforce policies.


Proportionate Risk Retention

Any change in the net amount at risk due to changes in the cash value applicable to the policy will be shared proportionately between the Company and its reinsurers.

A3-I59599US-04-eg-20081006 [0782701]                                     Page 11

                                                                       Exhibit E
                                                       (Revised October 6, 2008)

The Reinsurer's Automatic Acceptance Limits


Applicable to Perspective Investor VUL Plans:

The Reinsurer will automatically accept the excess share of each policy over the Company's Retention, as specified in Exhibit A, of the following maximum limits on a per life basis:

Domestic and Canadian Business:

----------------- ----------------------- ---------------- ------------------
     Issue Age      Standard - Table 2      Table 3 - 8      Table 9 - 16
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------

----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      0 - 65           $15,000,000          $7,500,000        $3,750,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      66 - 75           $5,000,000          $2,500,000        $1,250,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      76 - 85           $2,500,000               0                 0
----------------- ----------------------- ---------------- ------------------

Mexican Business:

----------------- ----------------------- ---------------- ------------------
     Issue Age      Standard - Table 2      Table 3 - 8      Table 9 - 16
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------

----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      0 - 65            $2,000,000          $1,700,000        $1,500,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      66 - 75           $2,000,000          $1,000,000         $500,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      76 - 85           $1,000,000               0                 0
----------------- ----------------------- ---------------- ------------------

Inforce Limits

Domestic and Canadian Business: $50,000,000 inforce and applied for on any one life.

Mexican Business:  $25,000,000 inforce and applied for on any one life.


Applicable to Ultimate Investor VUL, Advisor VUL, and Generations UL Plans:

The Reinsurer will automatically accept the excess share of each policy over the Company's Retention, as specified in Exhibit A, of the following maximum limits on a per life basis:

Domestic and Canadian Business:

----------------- ----------------------- ---------------- ------------------
     Issue Age      Standard - Table 2      Table 3 - 8      Table 9 - 16
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------

----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      0 - 65           $20,000,000          $10,000,000       $5,000,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      66 - 75           $7,000,000          $3,500,000        $1,750,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      76 - 85           $3,500,000              $0                $0
----------------- ----------------------- ---------------- ------------------



A3-I59599US-04-eg-20081006 [0782701]                                     Page 12

                                                                       Exhibit E
                                                                          Page 2

The Reinsurer's Automatic Acceptance Limits


Applicable to Accumulator UL, Perspective Investor VUL (2001 CSO), Ultimate Investor VUL (2001 CSO), and Jackson Advisor VUL (2001 CSO) Plans:

The Reinsurer will automatically accept the excess share of each policy over the Company's Retention, as specified in Exhibit A, of the following maximum limits on a per life basis:

Domestic and Canadian Business:

----------------- ----------------------- ---------------- ------------------
     Issue Age      Standard - Table 2      Table 3 - 8      Table 9 - 16
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------

----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      0 - 65           $20,000,000          $10,000,000       $5,000,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      66 - 75           $7,000,000          $3,500,000        $1,750,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      76 - 85           $3,500,000          $1,750,000        $1,750,000
----------------- ----------------------- ---------------- ------------------
----------------- ----------------------- ---------------- ------------------
      86 - 90               $0                  $0                $0
----------------- ----------------------- ---------------- ------------------

Mexican Business:  Issued on a facultative basis only.

Inforce Limits

Domestic and Canadian Business: $50,000,000 Inforce and applied for on any one life.

A3-I59599US-04-eg-20081006 [0782701]                                     Page 13